As filed with the Securities and Exchange Commission on March 22, 2022

Registration No. 333-259771

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	86-3158720
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3 Columbus Circle
15th Floor
New York, NY 10019
(347) 480-9760
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey A. Meckler
Chief Executive Officer
Indaptus Therapeutics, Inc.
3 Columbus Circle
15th Floor
New York, NY 10019
(347) 480-9760
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gary Emmanuel, Esq.
Ze’-ev D. Eiger, Esq.
McDermott Will & Emery LLP
One Vanderbilt Avenue
New York, NY 10017
Tel: (212) 547-5400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, or a accelerated filer, or a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

The registrant is filing this Post-Effective Amendment No. 1 to Form S-1 (this “Post-Effective Amendment No. 1”) to update its Registration Statement on Form S-1 (Registration No. 333-259771) (the “Initial Registration Statement”) to incorporate by reference its Annual Report Form 10-K for the fiscal year ended December 31, 2021, which the registrant filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2022, and to update certain other information.

The SEC declared the Initial Registration Statement effective on September 29, 2021. The information included in this Post-Effective Amendment No. 1 updates the Initial Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Initial Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 22, 2022

Indaptus Therapeutics, Inc.

5,590,910 Shares of Common Stock

This prospectus relates to the resale, by the selling stockholders identified in this prospectus, of an aggregate of up to 5,590,910 shares of our common stock, par value $0.01, consisting of (i) 2,727,273 shares of common stock issued upon the exercise of pre-funded warrants issued in our private placement on August 3, 2021, or the August 2021 Private Placement, (ii) 2,727,273 shares of common stock issuable upon the exercise of investor warrants issued in our August 2021 Private Placement, and (iii) 136,364 shares of common stock issuable upon the exercise of placement agent warrants issued in our August 2021 Private Placement. As of December 31, 2021, all of the pre-funded warrants issued in our private placement on August 3, 2021 had been exercised and, to our knowledge, all of the shares of common stock issued upon the exercise of the pre-funded warrants had been sold.

The selling stockholders were issued these shares pursuant to a Securities Purchase Agreement between us and those certain investors signatory thereto, or the Purchase Agreement, which was entered into on July 23, 2021. We are registering the offer and resale of these shares of our common stock to satisfy an obligation set forth in the Purchase Agreement, pursuant to which we agreed to register the resale of these shares of our common stock underlying the warrants within a limited period of time following the date of the Purchase Agreement.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

The selling stockholders, or their donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares. We will bear all costs, expenses and fees in connection with the registration of the shares. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 13 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INDP”. On March 21, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.85 per share.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 3 and in reports we file with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March    , 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC.

The selling stockholders may resell, from time to time, in one or more offerings, the shares of our common stock offered by this prospectus. Information about the selling stockholders may change over time.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of our common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of our common stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement, including any documents incorporated by reference therein, and any related issuer free writing prospectus, as well as any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus, as applicable, is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any prospectus supplement or issuer free writing prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere or incorporated by reference in this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere or incorporated by reference in this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus

Unless the context indicates otherwise, in this prospectus, the terms “Indaptus,” “Company,” “we,” “us,” “our” and “our company” refer to Indaptus Therapeutics, Inc. (formerly Intec Parent, Inc.) and, where appropriate, its consolidated subsidiaries Intec Pharma Ltd. and Decoy Biosystems, Inc.

Overview

We are a pre-clinical biotechnology company developing a novel and patented systemically-administered anti-cancer and anti-viral immunotherapy. We have evolved from more than a century of immunotherapy advances. Our approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and associated anti-tumor and anti-viral immune responses will require a multi-targeted package of immune system activating signals that can be administered safely intravenously. Our patented technology is composed of single strains of attenuated and killed, non-pathogenic, Gram-negative bacteria, with reduced i.v. toxicity, but largely uncompromised ability to prime or activate many of the cellular components of innate and adaptive immunity. This approach has led to broad anti-tumor and anti-viral activity, including safe, durable anti-tumor response synergy with each of five different classes of existing agents, including checkpoint therapy, targeted antibody therapy and low-dose chemotherapy in pre-clinical models. Tumor eradication by our technology has demonstrated activation of both innate and adaptive immunological memory and, importantly, does not require provision of or targeting a tumor antigen in pre-clinical models. We have carried out successful GMP manufacturing of our lead clinical candidate, Decoy20, and completed other IND-enabling studies.

Unlike many competitor products, our technology does not depend on targeting with or to a specific antigen, providing broad applicability across multiple indications. Our products are designed to have a much shorter half-life and produce less systemic exposure than small molecule, antibody or human cell-based therapies, potentially reducing the risk of non-specific auto-immune reactions. Our technology produces single agent activity and/or combination therapy-based durable responses of lymphoma, hepatocellular, colorectal and pancreatic tumors and is also active against hepatitis B virus (HBV) and HIV infection in standard pre-clinical models. We have carried out a Pre-IND meeting with the US FDA, plans to file an IND in the first half of 2022 and then initiate in 2022 a Phase 1 clinical trial targeting tumors that exhibit low durable response rates to current immunotherapy. Target indications include, but not limited to, colorectal, hepatocellular (± HBV), bladder, cervical and pancreatic carcinoma, which according to GLOBOCAN 2020, account in the aggregate for 23% of yearly cancer cases and over 28% of yearly cancer deaths world-wide.

Historically, we have operated virtually with a team of highly experienced consultants and advisors, carrying out research and development at contract research organizations. We have a broad patent portfolio with 33 granted patents and 16 pending patent applications. Since our inception, we have funded our operations primarily through public and private offerings of our equity securities.

We are a smaller reporting company, and we will remain a smaller reporting company until the fiscal year following the determination that our common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are more than $100 million during the most recently completed fiscal year and our common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter. Similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosure, are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

Our principal executive offices are located at 3 Columbus Circle, 15th Floor, New York, NY 10019 and our telephone number is (347) 480-9760. Our website address is http://www.indaptusrx.com. The information contained on, or that can be accessed through, our website is neither a part of nor incorporated into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We use our investor relations website (https://indaptusrx.com/investors/) as a channel of distribution of Company information. The information we post through this channel may be deemed material. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings and public conference calls and webcasts. The contents of our website are not, however, a part of this prospectus.

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THE OFFERING

Securities offered by the selling stockholders	Up to 5,590,910 shares of our common stock, par value $0.01, held by the selling stockholders, consisting of (i) 2,727,273 shares of common stock issued upon the exercise of pre-funded warrants issued in our private placement on August 3, 2021, or the August 2021 Private Placement, (ii) 2,727,273 shares of common stock issuable upon the exercise of investor warrants issued in our August 2021 Private Placement, and (iii) 136,364 shares of common stock issuable upon the exercise of placement agent warrants issued in our the August 2021 Private Placement. As of December 31, 2021, all of the pre-funded warrants issued in our private placement on August 3, 2021 had been exercised and, to our knowledge, all of the shares of common stock issued upon the exercise of the pre-funded warrants had been sold.

Selling Stockholders	All of the shares of our common stock are being offered by the selling stockholders. See “Selling Stockholders” on page 6 of this prospectus for more information on the selling stockholders.

Use of Proceeds	We will not receive any proceeds from the sale of the shares in this offering. See “Use of Proceeds” beginning on page 5 of this prospectus for additional information.

Registration Rights	Under the terms of the Purchase Agreement, we have agreed to file the registration statement of which this prospectus forms a part in order to register the resale by the selling stockholders of the shares of our common stock offered hereby. See “Selling Stockholders” on page 6 of this prospectus for additional information.

Plan of Distribution	The selling stockholders, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of our common stock offered under this prospectus from time to time through public or private transactions at our prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of our common stock offered under this prospectus to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 13 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information beginning on page 3 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “INDP”.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, as updated by our subsequent filings with the SEC. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Indaptus’ plans to develop and potentially commercialize its technology;

●	the timing and cost of Indaptus’ planned investigational new drug application and any clinical trials;

●	the completion and receipt of favorable results in any clinical trials;

●	Indaptus’ ability to obtain and maintain regulatory approval of any product candidate;

●	Indaptus’ ability to protect and maintain its intellectual property and licensing arrangements;

●	Indaptus’ ability to develop, manufacture and commercialize its product candidates;

●	the risk of product liability claims, the availability of reimbursement, the influence of extensive and costly government regulation; and

●	Indaptus’ estimates regarding future revenue, expenses capital requirements and the need for additional financing following our merger with Decoy Biosystems, Inc.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. We expect that the selling stockholders will sell their shares of common stock as described under “Plan of Distribution.”

We have received proceeds from the exercise of the pre-funded warrants and may receive proceeds from the exercise of the warrants. If all of the warrants and placement agent warrants mentioned above were exercised for cash in full, the proceeds, together with the proceeds from the pre-funded warrants that have been exercised in full, would be approximately $32 million. We intend to use the net proceeds of such warrant exercise, if any, for our securities in this offering for working capital purposes. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government. We can make no assurances that any of the warrants or placement agent warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity of which will be exercised or in the period in which they will be exercised.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those shares of common stock issued upon exercise of pre-funded warrants issued in the August 2021 Private Placement, as well as shares of common stock issuable upon exercise of warrants and placement agent warrants issued in the August 2021 Private Placement. The following table sets forth the number and percentage of shares of our common stock beneficially owned by the selling stockholders as of March 16, 2022, taking into account number of shares that may be offered under this prospectus and the number and percentage of our shares of common stock beneficially owned by the selling stockholders assuming all of the shares offered under this prospectus are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders. The information in the table below and the footnotes thereto regarding shares of our common stock to be beneficially owned after the offering under this prospectus assumes the sale of all shares of our common stock being offered by the selling stockholders under this prospectus. The percentage of shares of our common stock owned prior to and after the offering under this prospectus is based on 8,258,597 shares of our common stock outstanding as of March 16, 2022. As of December 31, 2021, all of the pre-funded warrants issued in our private placement on August 3, 2021 had been exercised and, to our knowledge, all of the shares of common stock issued upon the exercise of the pre-funded warrants had been sold. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholders have sole voting and investment power with respect to the shares of our common stock indicated as beneficially owned.

Except for the transaction described in Prospectus Summary, neither the selling stockholders nor any of their affiliates, officers, directors or principal equity holders have held any position or office or had any other material relationship with us or our affiliates within the past three years. Other than with respect to H.C. Wainwright & Co., LLC, or H.C. Wainwright, which acted as our placement agent in the August 2021 Private Placement, the placement agent for Intec Pharma Ltd., our predecessor (“Intec Israel”), in the private placement in May 2020 and Intec Israel’s underwriter in the underwritten public offering in February 2020, except for the ownership of the shares issued upon exercise of the pre-funded warrants issued pursuant to prior financings of Intec Israel, as well as the warrants and placement agent warrants issued pursuant to prior financings of Intec Israel, the selling stockholders have not had any material relationship with us within the past three years.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders named below and any donees, pledgees, transferees or other successors-in-interest selling shares of our common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

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The number of shares in the column “Maximum Number of Shares Offered” represents all of the shares of our common stock that the selling stockholders may offer under this prospectus. The fourth column assumes the sale of all the shares of our common stock offered by the selling stockholders under this prospectus and that the selling stockholders do not acquire any additional shares of our common stock before the completion of the offering under this prospectus. However, because the selling stockholders may sell all or some of the shares offered under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares of our common stock that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. The selling stockholders may sell some, all or none of the shares of our common stock offered under this prospectus. We do not know how long the selling stockholders will hold the shares of our common stock offered under this prospectus before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of our common stock.

Under the terms of the pre-funded warrants, warrants and placement agent warrants issued in the August 2021 Private Placement, a selling stockholder may not exercise such warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised.

	Ownership Before Offering						Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned		Percentage of common stock beneficially owned		Maximum number of shares of common stock offered		Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Armistice Capital Master Fund, Ltd.(1)	2,727,273	(2)(3)	33.02	%(2)	2,727,273	(2)(3)	—	0%
Charles Worthman(4)	1,364	(5)	*		1,364		—	0%
Craig Schwabe(4)	4,602	(6)	*		4,602		—	0%
Michael Vasinkevich(4)	87,443	(7)	1.06%		87,443		—	0%
Noam Rubinstein(4)	42,955	(8)	*		42,955		—	0%

*	Denotes less than 1%.

(1)	The shares of common stock are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company, or the Master Fund, and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC, or Armistice Capital, as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The shares are only those shares issuable upon exercise of the warrants. The warrants are subject to beneficial ownership limitations. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

(2)	Assumes the exercise of all warrants held by Armistice Capital Master Fund Ltd., even though all such warrants are subject to beneficial ownership limitations of 4.99% that prevent Armistice Capital Master Fund Ltd. from exercising any number of warrants to the extent such exercise would result in it owning more than 4.99% of the Company’s outstanding shares of common stock. As of December 31, 2021, all of the pre-funded warrants issued in our private placement on August 3, 2021 had been exercised and, to our knowledge, all of the shares of common stock issued upon the exercise of the pre-funded warrants had been sold.

(3)	Represents 2,727,273 shares of common stock issuable upon exercise of warrants issued in the August 2021 Private Placement.

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(4)	Referenced person is affiliated with H.C. Wainwright, a registered broker dealer, which served as the placement agent for the August 2021 Private Placement. Each of Noam Rubinstein, Charles Worthman, Michael Vasinkevich and Craig Schwabe have a registered address of 430 Park Ave, 3rd Floor, New York, NY 10022.

(5)	Represents 1,364 shares of common stock issuable upon exercise of placement agent warrants issued in the August 2021 Private Placement.

(6)	Represents 4,602 shares of common stock issuable upon exercise of placement agent warrants issued in the August 2021 Private Placement.

(7)	Represents 87,443 shares of common stock issuable upon exercise of placement agent warrants issued in the August 2021 Private Placement.

(8)	Represents 42,955 shares of common stock issuable upon exercise of placement agent warrants issued in the August 2021 Private Placement.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock is a summary. This summary is subject to the DGCL and the complete text of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Our authorized capital stock consists of shares made up of 200,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share.

Common Stock

Each share of our common stock outstanding is entitled to one vote on all matters on which our stockholders generally are entitled to vote. However, holders of our common stock are not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding classes or series of preferred stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Amended and Restated Certificate of Incorporation or the DGCL.

Generally, the Amended and Restated Bylaws provide that, subject to applicable law or the Amended and Restated Certificate of Incorporation and/or the Amended and Restated Bylaws, all corporate actions to be taken by vote of the stockholders are authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person, or by remote communication, if applicable, or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person, or by remote communication, if applicable, or represented by proxy will be the act of such class or series. Directors are elected by a plurality of the votes cast at a meeting of our stockholders for the election of directors at which a quorum is present.

Subject to the rights of holders of any then outstanding class or series of preferred stock, holders of our common stock are entitled to receive dividends and other distributions in cash, stock or property as the board of directors may declare thereon from time to time, and share equally on a per share basis in all such dividends and other distributions. In the event of our dissolution, whether voluntary or involuntary, after the payment in full of the amounts required to be paid to the holders of any outstanding class or series of preferred stock, our remaining assets and funds available for distribution will be distributed pro rata to the holders of our Common stock in proportion to the number of shares held by them and to the holders of any class or series of preferred stock entitled to a distribution. Holders of our Common stock do not have preemptive rights to purchase shares of our Common stock. All outstanding shares of our Common stock are be fully paid and non- assessable. The rights, preferences and privileges of holders of our Common stock are subject to those of the holders of any outstanding class or series of our preferred stock that we may issue in the future.

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Blank Check Preferred Stock

Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. The Amended and Restated Certificate of Incorporation permits us to issue up to 5,000,000 shares of preferred stock. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of our capital stock entitled to vote thereon, without a separate class vote of the holders of preferred stock, or any separate series votes of any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock certificate of designations.

Subject to the provisions of the Amended and Restated Certificate of Incorporation and limitations prescribed by law, our board of directors is expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for classes and series of preferred stock. The board of directors may fix the number of shares constituting such class or series and the designation of such class or series and the powers (including voting, if any), preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such class or series. Each class or series is appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The powers (including voting, if any), preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series of preferred stock at any time outstanding.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, may adversely affect the rights our common stockholders by, among other things:

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	delaying or preventing a change in control without further action by the stockholders.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock. There is no current intention for us to issue any shares of preferred stock.

Anti-takeover Effects of Certain Provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws

General

The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contains provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that could make it more difficult to acquire control of us by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;

●	an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

●	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by Section 203. The election not to be governed by Section 203 is effective (i) upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware or the adoption of the amendment to the bylaws, as applicable, for a corporation that does not have a class of voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders or (ii) 12 months after such action for all other corporations.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not exclude it from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring it to negotiate in advance with its board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Amended and Restated Certificate of Incorporation does not grant stockholders the right to vote cumulatively.

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Blank Check Preferred Stock

We believe that the availability of the preferred stock under the Amended and Restated Certificate of Incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, is available for issuance without further action by our stockholders, with the exception of any actions required by applicable law or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue classes or series of preferred stock that could, depending on the terms of the class or series, impede the completion of a merger, tender offer or other takeover attempt.

Advance Notice Procedure

The Amended and Restated Bylaws provide an advance notice procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors.

The Amended and Restated Bylaws provide that as to the notice of stockholder proposals of business to be brought at the annual meeting of stockholders, notice must be delivered to our secretary (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or (ii) (x) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, or (y) with respect to the first annual meeting held after the issuance of securities pursuant to the registration statement of which this prospectus forms a part, not more than 120 days nor less than 90 days prior to the date of such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such meeting is first made by us. In addition, any proposed business other than the nomination of persons for election to our board of directors must constitute a proper matter for stockholder action.

The Amended and Restated Bylaws provide that in the case of nominations for election at an annual meeting, notice must be delivered to, or mailed and received at, our principal executive offices (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or (ii) (x) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, or (y) with respect to the first annual meeting held after the issuance of securities pursuant to the registration statement of which this prospectus forms a part, not more than 120 days nor less than 90 days prior to the date of such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. In the case of nominations for election at a special meeting of stockholders called for the election of directors, notice must be delivered to, or mailed and received at, our principal executive offices (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or (ii) if later, the 10th day following the day on which public announcement of the date of such special meeting is first made by us. In addition, each such stockholder’s notice must include certain information regarding the stockholder and the director nominee as set forth in the Amended and Restated Bylaws as described under the section entitled “Differences in Shareholder Rights.”

Staggered Board

Our Amended and Restated Certificate of Incorporation provides that our board of directors is be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. As a result approximately one-third of our directors is elected each year. The initial term of office of the directors of Class I shall expire as of our first annual meeting of stockholders; the initial term of office of the directors of Class II shall expire as of our second annual meeting; and the initial term of office of the directors of Class III shall expire as of the third annual meeting of our stockholders.

●	The Class I directors are Hila Karah and Mark J. Gilbert, M.D.;

●	The Class II directors are Anthony Maddaluna, Brian O’Callaghan and William B. Hayes; and

●	The Class III directors are Jeffrey A. Meckler, Michael J. Newman, Ph.D. and Dr. Roger J. Pomerantz.

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Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the number of directors shall be fixed from time to time by a resolution of the majority of its board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the board of directors.

The division of our board of directors into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change of its management or a change in control.

Action by Written Consent; Special Meetings of Stockholders.

Our Amended and Restated Certificate of Incorporation provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provides that, except as otherwise required by law, special meetings of the stockholders can be called only by the board of directors, the chairperson of the board of directors, our chief executive officer or our president (in the absence of a chief executive officer). Except as provided above, our stockholders are not to be permitted to call a special meeting or to require the board of directors to call a special meeting.

Removal of Directors.

Our Amended and Restated Certificate of Incorporation does not provide for the removal of directors by stockholders.

Exclusive Forum

Our Amended and Restated Certificate of Incorporation provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be, to the fullest extent permitted by law, the sole and exclusive forum for any derivative action or proceeding brought on its behalf, any action asserting a claim for breach of a fiduciary duty owed by any of its directors and officers to it or its stockholders, any action asserting a claim arising pursuant to any provision of the DGCL, its Amended and Restated Certificate of Incorporation, its Amended and Restated Bylaws, or any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or its directors, officers or other team members, which may discourage such lawsuits against us and our directors, officers and other team members.

Federal Forum for Securities Act Claims

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, our Amended and Restated Certificate of Incorporation contains a federal forum provision which provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock are deemed to have notice of and consented to this provision. The Supreme Court of Delaware has held that this type of exclusive federal forum provision is enforceable. There may be uncertainty, however, as to whether courts of other jurisdictions would enforce such a provision, if applicable.

This choice of federal forum for Securities Act claims may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable, which may discourage such lawsuits against us and our directors, officers and other team members.

Stock Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “INDP.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Pl, Woodmere, NY 11598.

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PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of our common stock offered under this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock offered under this prospectus by the selling stockholders. We will bear all fees and expenses incident to our obligation to register the shares of our common stock offered under this prospectus

The selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares of our common stock or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an over-the-counter distribution;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the effective date of the registration statement of which this prospectus forms a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions it assumes. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered under this prospectus, which shares of our common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect certain transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, Inc., or FINRA; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling stockholders from the sale of the shares of our common stock offered under this prospectus will be the purchase price of the shares of common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from the offering under this prospectus.

The selling stockholders also may resell all or a portion of the shares of our common stock offered under this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our common stock may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the name of the selling stockholders, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless the shares been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in a sale of shares of our common stock registered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of our common stock against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by McDermott Will & Emery LLP, New York, New York.

EXPERTS

The consolidated financial statements of Indaptus Therapeutics, Inc. as of December 31, 2021 and 2020, and for each of the years then ended, incorporated by reference herein from Indaptus Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by Haskell & White LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated herein by reference, and have been incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.indaptusrx.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 21, 2022;

•	Our Current Reports on Form 8-K filed with the SEC on January 3, 2022 and February 1, 2022; and

•	The description of our common stock contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-40652), filed with the SEC on July 23, 2021, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Indaptus Therapeutics, Inc.

Attn: Corporate Secretary

3 Columbus Circle

15th Floor

New York, NY 10019

(347) 480-9760

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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5,590,910 Shares

INDAPTUS THERAPEUTICS, INC.

COMMON STOCK

PROSPECTUS

March           , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this registration statement are estimated as follows:

SEC Registration Fee	$5,416	(1)
Accounting Fees and Expenses	$12,500
Legal Fees and Expenses	$20,000
Printing Fees and Expenses	$2,000
Total	$39,916

(1)	Registration fees of $5,416 were previously paid in connection with the filing of the Initial Registration Statement.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 15. Recent Sales of Unregistered Securities.

The securities described below were sold within the past three years and were not registered under the Securities Act.

Sales by Intec Israel

On May 4, 2020, Intec Pharma Ltd., the predecessor to Indaptus Therapeutics, Inc. (“Intec Israel”) entered into a securities purchase agreement with certain institutional investors pursuant to which Intec Israel agreed to sell and issue, in a registered direct offering, 203,650 ordinary shares at a purchase price per share of $24.552 for aggregate gross proceeds of approximately $5.0 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by us. In a concurrent private placement, Intec Israel also agreed to sell and issue to the purchasers warrants to purchase up to 101,825 ordinary shares. The warrants are immediately exercisable and will expire five and one-half years from issuance at an exercise price of $19.60 per share, subject to adjustment as set forth therein.

Sales by Indaptus

On July 23, 2021, Indaptus entered into a securities purchase agreement with a certain institutional investor, pursuant to which Indaptus agreed to sell and issue, in a private placement, pre-funded warrants to purchase up to 2,727,273 shares of Indaptus’ common stock and warrants to purchase up to 2,727,273 of Indaptus’ common stock, at a purchase price of $10.99 per pre-funded warrant and associated warrant, for aggregate gross proceeds to Indaptus of approximately $29.9 million (or approximately $30 million assuming the full exercise of the pre-funded warrants), before deducting the placement agent’s fees and other estimated offering expenses payable by Indaptus.

The pre-funded warrants had an exercise price of $0.01 per share, subject to customary adjustment for events affecting Indaptus’ common stock and were exercisable upon issuance. As of December 31, 2021, all of the pre-funded warrants had been exercised in full. The warrants have a term of five and one-half years, are exercisable immediately following the issuance date and have an exercise price of $11.00 per share, subject to adjustment as set forth therein.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, since, among other things, the transactions did not involve a public offering.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit No.	Exhibit Description

2.1++	Agreement and Plan of Merger and Reorganization, dated as of March 15, 2021, by and among Intec Pharma Ltd., Intec Parent, Inc., Dillon Merger Sub Inc, Domestication Merger Sub, Ltd., and Decoy Biosystems, Inc. Agreement and Plan of Merger and Reorganization, dated as of March 15, 2021, by and among Intec Pharma Ltd., Intec Parent, Inc., Dillon Merger Sub Inc, Domestication Merger Sub, Ltd., and Decoy Biosystems, Inc. (incorporated herein by reference to Exhibit 2.1 to Intec Israel’s Current Report on Form 8-K filed with the SEC on March 15, 2021)

2.2	Agreement and Plan of Merger, dated as of April 27, 2021, by and among Intec Pharma Ltd., Intec Parent, Inc. and Domestication Merger Sub, Ltd. (incorporated herein by reference to Exhibit 2.1 to Intec Israel’s Current Report on Form 8-K filed with the SEC on April 30, 2021)

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3.1	Amended and Restated Certificate of Incorporation of Intec Parent, Inc., dated as of July 23, 2021 (incorporated herein by reference to Exhibit 3.1 to Indaptus’ Current Report on Form 8-K filed with the SEC on July 23, 2021)

3.2	Amended and Restated Bylaws of Intec Parent, Inc., dated as of July 23, 2021 (incorporated herein by reference to Exhibit 3.2 to Indaptus’ Current Report on Form 8-K filed with the SEC on July 23, 2021)

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Intec Parent, Inc. dated August 3, 2021 (incorporated herein by reference to Exhibit 3.1 to Indaptus’ Current Report on Form 8-K filed with the SEC on August 6, 2021)

5.1#	Opinion of McDermott Will & Emery LLP

10.1+	Indaptus Therapeutics, Inc. 2021 Stock Incentive Plan (incorporated herein by reference to Annex E to Indaptus’ Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-255389) filed with the SEC on May 12, 2021)

10.2+	First Amendment to the Indaptus Therapeutics, Inc. 2021 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.7 to Indaptus’ Current Report on Form 8-K filed with the SEC on August 6, 2021)

10.3+	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.5 to Indaptus’ Current Report on Form 8-K filed with the SEC on August 6, 2021)

10.4+	Employment Agreement between Jeffrey A. Meckler and Indaptus Therapeutics, Inc., effective as of August 4, 2021 (incorporated herein by reference to Exhibit 10.1 to Indaptus’ Current Report on Form 8-K filed with the SEC on August 6, 2021)

10.5+	Employment Agreement between Michael J. Newman, Ph.D. and Indaptus Therapeutics, Inc., effective as of August 4, 2021 (incorporated herein by reference to Exhibit 10.2 to Indaptus’ Current Report on Form 8-K filed with the SEC on August 6, 2021)

10.6+	Employment Agreement between Walt A. Linscott, Esq. and Indaptus Therapeutics, Inc., effective as of August 4, 2021 (incorporated herein by reference to Exhibit 10.3 to Indaptus’ Current Report on Form 8-K filed with the SEC on August 6, 2021)

10.7+	Employment Agreement between Nir Sassi and Indaptus Therapeutics, Inc., effective as of January 1, 2022 (incorporated herein by reference to Exhibit 10.6 to Indaptus’ Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 21, 2022)

10.8+	Employment Agreement with Boyan Litchev and Indaptus Therapeutics, Inc., effective as of January 1, 2022 (incorporated herein by reference to Exhibit 10.7 to Indaptus’ Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 21, 2022)

10.9	Form of Warrant (incorporated herein by reference to Exhibit 10.2 to Intec Israel’s Current Report on Form 8-K filed with the SEC on May 6, 2020)

10.10	Form of Securities Purchase Agreement, dated July 23, 2021, between Intec Parent, Inc. and each purchaser identified on the signature pages hereto (incorporated herein by reference to Exhibit 10.1 to Indaptus’ Current Report on Form 8-K filed with the SEC on July 29, 2021)

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10.11	Form of Warrant (incorporated herein by reference to Exhibit 10.3 to Indaptus’ Current Report on Form 8-K filed with the SEC on July 29, 2021)

10.12	Form of Registration Rights Agreement, dated July 23, 2021, between Intec Parent, Inc. and each purchaser identified on the signature pages hereto (incorporated herein by reference to Exhibit 10.4 to Indaptus’ Current Report on Form 8-K filed with the SEC on July 29, 2021)

10.13	Engagement Letter, dated July 12, 2021, between Intec Pharma Ltd. and H.C. Wainwright & Co. (incorporated herein by reference to Exhibit 10.5 to Indaptus’ Current Report on Form 8-K filed with the SEC on July 29, 2021)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Indaptus’ Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 21, 2022)

23.1*	Consent of Haskell & White LLP, independent registered public accounting firm

23.2#	Consent of McDermott Will & Emery LLP (contained in Exhibit 5.1)

24.1#	Power of Attorney

24.2*	Power of Attorney for Mark J. Gilbert, M.D.

107*	Filing Fee Table

*	Filed herewith.
#	Previously filed.
+	Indicates management contract or compensatory plan.
++	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.

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Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

		ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

		iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Initial Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, NY, on the 22nd of March, 2022.

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Jeffrey A. Meckler
Name:	Jeffrey A. Meckler
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey A. Meckler	Chief Executive Officer and Director	March 22, 2022
Jeffrey A. Meckler	(principal executive officer)

*	Chief Financial Officer	March 22, 2022
Nir Sassi	(principal financial officer and principal accounting officer)

*	Chief Scientific Officer and Director	March 22, 2022
Michael J. Newman, Ph.D.

*	Chairman	March 22, 2022
Dr. Roger J. Pomerantz

*	Director	March 22, 2022
Mark J. Gilbert, M.D.

*	Director	March 22, 2022
William B. Hayes

*	Director	March 22, 2022
Hila Karah

*	Director	March 22, 2022
Anthony J. Maddaluna

*	Director	March 22, 2022
Brian O’Callaghan

*By:	/s/ Jeffrey A. Meckler
Jeffrey A. Meckler
Attorney-in-fact

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